EXHIBIT 5.1

SICHENZIA ROSS FRIEDMAN FERENCE LLP

61 Broadway, 32nd Floor

New York, NY 10006

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

October 11, 2013

Document Security Systems, Inc.

First Federal Plaza

28 East Main Street, Suite 1525

Rochester, NY 14614

Re: Document Security Systems, Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Document Security Systems  Inc., a New York corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) up to 15,000,000 shares (the “Company Shares”) of common stock, par value $0.02 per share (“Common Stock”) and warrants to purchase Common Stock (the “Warrants” and together with the Company Shares, the “Offered Securities”) that may be offered and sold from time to time by the Company and (ii) 4,859,894 shares of Common Stock that may be offered and sold from time to time by the selling stockholders identified in the Registration Statement (the “Selling Stockholder Shares”).

In connection with this opinion, we have examined the Registration Statement, the Certificate of Incorporation and By-laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to our opinion, on certificates and other inquiries of officers of the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the offer and sale of the Offered Securities, to register and qualify the Offered Securities for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the federal laws of the United States of America.

We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of the Securities thereunder); (ii) a prospectus supplement describing the Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii)  the definitive terms of the Warrants will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, as amended, and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and the Common Stock issuable upon exercise of the Warrants will have been authorized and reserved for issuance, within the limits of the then remaining authorized but unreserved and unissued amount of Common Stock; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws and (vii) any Warrant Agreement (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

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With respect to the Warrants, we have further assumed that: (i) the warrant agreement relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be duly authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

Based upon and subject to the foregoing, we are of the opinion that:

(i)           when (a) the Company has taken all necessary action to authorize and approve the issuance of Offered Securities, the terms of the offering thereof and related matters, and (b) such Offered Securities have been issued and delivered against payment therefor in accordance with the terms of an applicable definitive purchase, underwriting or similar agreement, then such Offered Securities will have been legally issued, fully paid, non-assessable and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(ii)           the Selling Stockholder Shares have been duly authorized and are legally issued, fully paid, non-assessable and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, the Related Registration Statement and to the reference to this firm under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or under the rules and regulations promulgated by the Securities and Exchange Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws, even where the Offered Securities may be issued from time to time on a delayed or continuous basis.

Very truly yours,

/s/ Sichenzia Ross Friedman Ference LLP

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